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                                                                    EXHIBIT 4.4

                         [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

     EXERCISABLE ON OR AFTER THE PROSPECTUS DATE AND ON OR BEFORE THE DATE

                     THREE YEARS AFTER THE PROSPECTUS DATE

                            UNLESS EARLIER REDEEMED


        BY ACCEPTING A CERTIFICATE BEARING THIS ENDORSEMENT, EACH HOLDER OF THIS CERTIFICATE SHALL BE BOUND BY ALL THE TERMS AND PROVISIONS OF THE WARRANT AGREEMENT WITH RESPECT HERETO ORIGINALLY DATED AS OF ____________, 1996 BETWEEN THE COMPANY AND AMERICAN STOCK TRANSFER AND TRUST COMPANY AS "WARRANT AGENT" (A COPY OF WHICH IS AVAILABLE UPON REQUEST TO THE COMPANY OR THE WARRANT AGENT) AS FULLY AND EFFECTIVELY AS IF SUCH HOLDER HAD SIGNED THE SAME.

                                                                ______ Warrants

                                                             CUSIP NO. ________

                              WARRANT CERTIFICATE
                           BIRMAN MANAGED CARE, INC.


         This Warrant Certificate certifies that _________________________, or registered assigns, is the registered holder of _________________ Warrants (the "Warrants") to purchase Common Stock, *.001 par value per share, (the "Common Stock") of Birman Managed Care, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company at any time on or before 5:00 p.m., New York City Time, on the date that is three (3) years after the date of the Prospectus that is a part of the Registration Statement relating to the Warrants (the "Prospectus Date"), (subject to redemption as described below) (the "Expiration Date"), one fully paid and non-assessable share of Common Stock of the Company at the initial exercise price per full share (the "Exercise Price") of $_______ upon surrender of this Warrant Certificate and payment of the Exercise Price at the principal corporate trust office of the Warrant Agent in New York, New York, but only subject to the conditions set forth herein and in the Warrant Agreement. Payment of the Exercise Price shall be made in cash in United States dollars or by certified or official bank check payable in United States dollars to the order of the Company. As used herein, "Shares" refers to the Common Stock of the Company and, where appropriate, to the other securities or property issuable upon exercise of a Warrant as provided for in the Warrant Agreement upon the happening of certain events. The Exercise Price and the number of Shares purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. No fractional Shares shall be issued upon exercise of any Warrant, but the persons entitled to such fractional Share will be paid, as provided in the Warrant Agreement, an amount in cash equal to the current market value of such fractional Share.

        No Warrant may be exercised after 5:00 p.m. New York time on the Expiration Date. The Company may redeem all or a portion of the Warrants prior to the Expiration Date at $0.01 per Warrant, commencing ninety (90) days after the Prospectus Date, on not less than 30 days prior written notice, provided that the Closing Price (as defined in the Warrant Agreement) for 20 consecutive trading days, ending not more than 15 calendar days prior to the date of the redemption notice, averages in excess of $________ (subject to equitable adjustment).

        Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

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        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:

ATTEST:                                 BIRMAN MANAGED CARE, INC.,
                                        a Delaware corporation



______________________________          By: ________________________________
Robert D. Arkin, Secretary                  David W. Birman, M.D., President

Countersigned:

        AMERICAN STOCK TRANSFER
        AND TRUST COMPANY, a
        California corporation
        as Warrant Agent



By:  _________________________
        Authorized Signature

                  THIS WARRANT CERTIFICATE SHALL NOT BE VALID UNLESS
                      MANUALLY COUNTERSIGNED BY THE ABOVE-NAMED
                                WARRANT AGENT







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                         [FORM OF WARRANT CERTIFICATE]

                                   [REVERSE]

                           BIRMAN MANAGED CARE, INC.


        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to a Warrant Agreement dated as of ___________, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company to American Stock Transfer and Trust Company (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties, and immunities thereunder of the Warrant Agent, the Company, and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

        Warrants may be exercised to purchase Shares from the Company on or before the Expiration Date at the Exercise Price set forth on the face hereof, subject to adjustment as hereinafter referred to. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price and any applicable transfer taxes at the principal corporate trust office of the Warrant Agent in New York, New York. In the event that upon any exercise of Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or the holder's assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Shares issuable upon exercise of this Warrant.

        The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that, at the election of the Company, either (i) the number of Shares purchasable upon the exercise of each Warrant shall be adjusted or
(ii) each outstanding Warrant shall be adjusted to become a different number of Warrants. In the case of (ii), the Company will cause to the distributed to registered holders of Warrant Certificates either Warrant Certificates representing the additional Warrants issuable pursuant to the adjustment or substitute Warrant Certificates to replace all outstanding Warrant Certificates. No fractions of a Warrant will be issued upon any such adjustment but the persons entitled to such fractional interest will be paid, as provided in the Warrant Agreement, an amount in cash equal to the current market value of such fractional Warrant.

        Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent in New York, New York by the registered holder thereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement but without payment of any service charge, for another Warrant Certificate or Warrant Certificates or like tenor evidencing in the aggregate a like number of Warrants.

        Upon due presentment for registration of transfer of this Warrant Certificate at the principal corporate trust office of the Warrant Agent in New York, New York, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.



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        All terms used in this Warrant Certificate which are defined in the
Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.




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                         [FORM OF ELECTION TO PURCHASE]

               (To be executed upon any exercise of the Warrant)

     The undersigned hereby irrevocably elects to exercise the rights represented by this Warrant Certificate to purchase __________ Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable to the order of Birman Manage Care, Inc. in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of ________________________________, whose address is __________________________________________________________ and that such certificate shall be delivered to _____________________________, whose address is __________________________________________________.

     If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the right to purchase the remaining balance of the Shares be registered in the name of _____________________________ whose address is________________________
_____________________________ and that such certificate shall be delivered to
_________________________________, whose address is ____________________________
_______________________.

Dated: ____________________________

        ___________________________
        ___________________________
        (Insert Social Security or
        Other Identifying Number of
        Holder)


Medallion Signature Guarantee: (required if                   Signature
an assignment of Shares acquired on exercise,       ____________________________
or an assignment of Warrants remaining after         (Signature must conform in
exercise, is made upon exercise):                    all respects to name of
                                                     holder as specified on the
_______________________________________              face of the Warrant.)


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                             [FORM OF ASSIGNMENT]

                (To be executed by the registered holder if such holder
                     desired to transfer the Warrant Certificate.)

        FOR VALUE RECEIVED ____________________hereby sells, assigns, and transfer unto

                 (Please print name and address of transferee)


this Warrant Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint

Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated: ____  ________________________

             _______________________  _______
             ______________________________
             (Insert Social Security or
             Other Identifying Number of
             Holder)

Signature Guarantee:                     S  i  g  n  a  t  u  r  e

Medallion

+
________________________                 ___________________________________
                                         (Signature must conform in all
                                         respects to name of holder as
                                         specified on the face of the Warrant.)





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